As filed with the Securities and Exchange Commission on December 26, 2012

Registration No. 333-182075

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTORCAR PARTS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

New York	3714	11-2153962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 California Street
Torrance, California 90503
(310) 212-7910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Umansky
General Counsel
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 212-7910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Steven B. Stokdyk
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
(213) 485-1234

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 26, 2012

PROSPECTUS

MOTORCAR PARTS OF AMERICA, INC.

1,936,000 Shares
 of Common Stock

This prospectus relates to the potential resale from time to time by the selling securityholders identified under the heading “Selling Securityholders” on page 8 of some or all of 1,936,000 shares of our common stock, or the securities.  The registration of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling securityholders.

We will receive no proceeds from any resale of the shares of common stock, but we have agreed to pay certain registration expenses.

The selling securityholders and their successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.

Our common stock is traded on the Nasdaq Global Market under the symbol “MPAA.”  On December 21, 2012, the closing price of our common stock was $6.53 per share.

Investing in our securities involves risks.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                      , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a “shelf” registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a continuous registration process.  Under this continuous registration process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under this shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling securityholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The selling securityholders may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.  Neither we nor the selling securityholders have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  You must rely only on the information and representations contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.  Our business, financial condition, results of operations and prospects may have changed since the respective dates of this prospectus, any accompanying prospectus supplement or any information we have incorporated by reference.

Unless the context requires otherwise, the words “we,” “us,” “our” and “Company” refer to Motorcar Parts of America, Inc. and its subsidiaries taken as a whole.  For purposes of this prospectus, the term “securityholders” shall refer to the holders of our common stock.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered pursuant to this prospectus.  You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”  Our principal executive offices are located at 2929 California Street, Torrance, California 90503 and our telephone number is (310) 212-7910.

About Motorcar Parts of America, Inc.

We remanufacture and distribute automotive parts, with a focus on remanufacturing critical components that require replacement during the life of a vehicle.  Our products are primarily used in import and domestic cars and light trucks.  We also provide parts for heavy duty, agricultural and industrial applications.  We also purchase new unit parts which are distributed to our customer base.  We market our products under customer private labels or our own brands, which include Dynapak®, Fenco™, Talon®, Quality-Built®, Reliance™, Xtreme®, and brands by the leading automotive retailers and traditional warehouse distributors in the United States and Canada, including Advance, AutoZone, Genuine Parts (NAPA), O’Reilly and Pep Boys.

We currently remanufacture and distribute products under the following segments:

●
Rotating Electrical – Alternators and starters used in import and domestic cars and light trucks as well as in heavy duty, agricultural and industrial applications.  We offer over 8,100 different stock keeping units, or SKUs, of Rotating Electrical products.  We remanufacture all of our Rotating Electrical products.

●
Undercar Product Line – Steering, brakes and wheel hubs and bearings for import and domestic cars and light trucks.  We offer over 13,000 different SKUs of Undercar Product Line products.  We remanufacture approximately 64% of our Undercar Product Line products.

We have a strong customer base in both do-it-yourself, or DIY, and do-it-for-me, or DIFM markets.  DIY market consumers purchase our products from approximately 27,000 retail stores across the United States and Canada and install them in their vehicles themselves.  DIFM market consumers consist of retail chains, professional installers, independent traditional warehouse distributors and major automobile manufacturers and dealer networks, for both their aftermarket programs and their warranty replacement programs.  We are also committed to marketing our products through customer private labels in both the DIY and DIFM markets.

We have warehousing strategically located around North America to allow us to be able to complete distribution to almost any customer in the United States and Canada.

While we continually seek to diversify our customer base, we currently derive, and have historically derived, a substantial portion of our sales from a small number of large customers.  To mitigate the risk associated with this concentration of sales, we seek to enter into longer-term customer agreements with our major customers.  These longer-term agreements typically require us to commit a significant amount of our working capital to build inventory and increase production.  In addition, they typically include marketing and other allowances that adversely impact near-term revenue.  Such agreements with new customers may also require us to incur certain changeover expenses.

Undercar Product Line Turnaround Plan

Our top turnaround priority continues to be improvement of the financial performance of our undercar product line business to position it for sustained profitability and growth in the long-term. At the same time we are focused on maintaining strong liquidity and bringing the level of customer service in our undercar business to the excellent level of customer service we had achieved and strive to maintain in our rotating electrical business. We have been systematically and aggressively implementing our undercar product line turnaround plan since acquisition with our initial goal to enhance customer service followed by our plan to streamline the operations, with a goal of achieving profitability and positive cash flow for the undercar business. This turnaround plan is built on the following elements: upgrading customer service levels; focusing on product excellence; discontinuing certain product offerings; improving manufacturing and logistics productivity; and implementing cost savings throughout the operating model.

Our implementation of our plan for Fenco has taken longer and cost more than initially anticipated. We anticipate continuing to refine this turnaround plan as the various elements are implemented. We expect these and related initiatives will be substantially completed in the first quarter of fiscal 2014. Our ability to successfully implement this plan and the timing of our implementation of this plan will depend on, among other things, our customer and vendor support and the financial resources that are or will become available for implementation of this plan.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and under “Risk Factors” under Item 1A of Part II of our Quarterly Reports on Form 10-Q for the three months ended June 30, 2012 and September 30, 2012, incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus before making an investment decision.  For more information, see “Information Incorporated by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference herein may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21 of the Exchange Act and pursuant to the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current expectations that involve risks and uncertainties.  For example, words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements.  Various factors could cause actual results to differ materially from those projected in such statements.  These factors include, but are not limited to:

●	concentration of sales to certain customers;

●	changes in our relationship with any of our major customers;

●	the increasing customer pressure for lower prices and more favorable payment and other terms;

●	the increasing demands on our working capital;

●	the significant strain on working capital associated with large remanufactured core inventory purchases from customers;

●	our ability to obtain any additional financing we may seek or require;

●	our ability to achieve positive cash flows from operations;

●
potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the potential material weaknesses in our internal controls over financial reporting;

●	lower revenues than anticipated from new and existing contracts;

●	our failure to meet the financial covenants or the other obligations set forth in our bank credit agreements and the lenders’ refusal to waive any such defaults;

●	any meaningful difference between projected production needs and ultimate sales to our customers;

●	increases in interest rates;

●	changes in the financial condition of any of our major customers;

●	the impact of higher gasoline prices;

●	the potential for changes in consumer spending, consumer preferences and general economic conditions;

●	increased competition in the automotive parts industry, including increased competition from Chinese and other offshore manufacturers;

●	difficulty in obtaining used cores and component parts or increases in the costs of those parts;

●	political, criminal or economic instability in any of the foreign countries where we conduct operations;

●	currency exchange fluctuations;

●	unforeseen increases in operating costs;

●	strategic cooperation agreement; and

●	other factors discussed in this prospectus and the information incorporated by reference herein.

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus and the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” completely and with the understanding that our actual future performance may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The implementation of our undercar product line turnaround plan is subject to risks, including those contained in the Company’s filings with the SEC.  The Company cannot provide any assurances that any such forward looking statements will be implemented in the time or manner anticipated.  The implementation of the plan is subject to change over time and the Company disclaims any obligation to update for any such changes.

ABOUT THIS OFFERING

The securities offered in this prospectus relate to the potential resale of 1,936,000 shares of our common stock.  The 1,936,000 shares of common stock were issued to the selling securityholders on April 26, 2012 in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D pursuant to the Subscription Agreement dated, April 20, 2012, between the selling securityholders and us (the “Subscription Agreement”).  In connection with this sale, we agreed to file this registration statement to register the shares of common stock issued to the selling securityholders pursuant to the Registration Rights Agreement, dated April 20, 2012, between the selling securityholders and us (the “Registration Rights Agreement”).

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the selling securityholders. However, we will pay the registration expenses.

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are traded, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or securityholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift.  We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities.  These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder.  Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security.  If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price.  Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.  The number of a selling securityholder's securities offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling securityholder's securities will otherwise remain unchanged.  In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling securityholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement.  Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers.  A selling securityholder may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person.  The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act.  The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act.  We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earliest time as one of the following shall have occurred: (i) a registration statement covering such securities has been declared, effective by the SEC and all such securities have been disposed of pursuant to such effective registration statement or unless such securities were issued pursuant to an effective registration statement, (ii) such securities have been publicly sold under Rule 144, (iii) all such securities may be sold in one transaction pursuant to Rule 144 or (iv) such securities have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act.  We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders or any fees and expenses of counsel or other advisors to the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, or certificate of incorporation, and Amended and Restated By-Laws, as amended, or bylaws, which are incorporated by reference herein as well as applicable provisions of New York law.

General

We have authority to issue 20,000,000 shares of common stock, $0.01 par value per share. As of December 21, 2012, we had 14,475,687 shares of common stock outstanding, held of record by 58 securityholders.  As of December 21, 2012, we had an aggregate of 1,447,784 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 1994 Employee Stock Option Plan, 1996 Employee Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, 2003 Long-Term Incentive Plan, 2004 Non-Employee Director Stock Option Plan and 2010 Incentive Award Plan, and an aggregate of 735,484 shares of common stock reserved for exercise of outstanding warrants at an initial exercise price of $7.75 per share.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of securityholders, including the election of directors. Our securityholders do not have cumulative voting rights in the election of directors.  Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may be applicable to any other class or series of securities then outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

Liquidation

Subject to preferences that may be applicable to any other class or series of securities then outstanding, the holders of common stock will be entitled to receive, on a pro rata basis, all our remaining assets available for distribution to securityholders in the event of our liquidation (whether voluntary or involuntary), dissolution or winding up.

Rights and Preferences

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of New York Law and Our Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, and can be reached at (212) 509-4000.  Our shares of common stock are listed on the NASDAQ Global Market under the symbol “MPAA.”

SELLING SECURITYHOLDERS

The table below sets forth information regarding beneficial ownership of our common stock by the selling securityholders.  When we refer to the “selling securityholders” in this prospectus we mean the persons listed in the table below and any successors, including transferees thereof.  The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.  The selling securityholders initially acquired shares of our common stock in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D, which closed on April 26, 2012. See “About this Offering” above.  The selling securityholders may sell any or all of the shares of our common stock offered under this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

We have based our calculation of the percentage of beneficial ownership prior to and after the offering on 14,475,687 shares of our common stock outstanding as of December 21, 2012, including the shares of common stock covered hereby.  We do not know when or in what amounts the selling securityholders may offer securities for sale, if at all. It is possible that the selling securityholders will not sell any or all of the securities offered under this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus and because we have been advised that there are currently no agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling securityholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling securityholders will sell all of their shares offered pursuant this prospectus.

Name	Beneficial Ownership of Our Common Stock Prior to the Offering		Maximum Shares of Our Common Stock Being Offered Hereby	Beneficial Ownership of Our Common Stock After the Offering(1)
	Shares	Percent		Shares	Percent

Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (2)	1,083,591	7.49%	326,400	757,191	5.23%
Prescott Group Aggressive Small Cap Master Fund G.P.	550,000	3.80	550,000	0	0
Grand Slam Capital Master Fund, Ltd.	411,489 (3)	2.84	65,000	346,489 (3)	2.39
Perritt Microcap Opportunities Fund (4)	324,500	2.24	125,000	199,500	1.38
Nantahala Capital Partners II, Limited Partnership (5)	247,487	1.71	133,874	113,613	0.78
Pembroke Management Ltd. For: The GBC US Growth Fund	241,600	1.67	56,900	184,700	1.28
Blackwell Partners LLC(5)	114,281	0.79	61,817	52,464	0.36
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio (2)	113,203	0.78	33,600	79,603	0.55
Nantahala Capital Partners CL, Limited Partnership (5)	108,075	0.75	58,462	49,613	0.34
Hudson Bay Master Fund, Ltd. (6)	100,000	0.69	100,000	0	0
Kingsbrook Opportunities Master Fund LP (7)	100,000	0.69	100,000	0	0
Whitebox Multi-Strategy Partners, LP	88,547	0.61	35,895	52,652	0.36
Nantahala Capital Partners, Limited Partnership (5)	84,888	0.59	45,847	39,014	0.27
Pembroke Management Ltd. For: The Pembroke US Growth Fund	76,000	0.53	17,900	58,700	0.41
Keen Focus Fund LP	60,000	0.41	60,000	0	0
Anson Investments Master Fund LP	50,000	0.35	50,000	0	0
Keen Focus Fund II LP	40,000	0.28	40,000	0	0
Pandora Select Partners, LP	37,500	0.26	37,500	0	0
Pembroke Management Ltd. For: Acct Eric T. Webster Foundation	21,600	0.15	4,400	17,200	0.12
Blue Clay Capital Master Fund Ltd.	21,000	0.15	21,000	0	0
Pembroke Management Ltd. For: Acct R. Howard Webster Foundation	21,000	0.15	3,800	17,200	0.12
Pembroke Management Ltd. For: Acct Kadora Investment Ltd.	19,200	0.13	2,000	17,200	0.12
Pembroke Management Ltd. For: Fixucie Catherine Mathieu et Simon Dupere	9,300	0.06	2,600	6,700	0.05
Pembroke Management Ltd. For: 2078852 Canada Inc.	8,200	0.06	2,400	5,800	0.04
Whitebox L/S Equity Partners, LP	1,605	0.01	1,605	0	0

(1)	For purposes of this table only, we have assumed that the selling securityholders will sell all of their shares offered pursuant to this prospectus.
(2)
Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) over the shares held by its client accounts. The business address of Wellington Management is 280 Congress Street, Boston, MA 02210.

(3)	Includes 13,650 shares of Company common stock issuable upon the exercise of warrants.
(4)
Perritt Capital Management, Inc., the investment advisor of  Perritt Microcap Opportunities Fund, owns 199,500 shares of Company common stock with Perritt Microcap Opportunities Fund.  Perritt Capital Management, Inc. has further discretion over other client accounts with an aggregate of 950 shares of Company common stock.

(5)
Nantahala Capital Management LLC is the general partner and/or investment manager of such entities and may be deemed to have voting and investment power over such securities. Wilmot Harkey and Daniel Mack are managing members of Nantahala.

(6)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities.  Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP.  Sander Gerber disclaims beneficial ownership over these securities.

(7)
Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities.  Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities.  KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners.  Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC.  Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

 CERTAIN PROVISIONS OF NEW YORK LAW AND OUR CHARTER AND BYLAWS

The following summarizes certain provisions of our certificate of incorporation and bylaws.  The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference herein.

General

Some provisions of New York law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that securityholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Securityholder Meetings

Our bylaws provide that a special meeting of securityholders may be called only by our board of directors, chairman of the board or president.

Requirements for Advance Notification of Securityholder Nomination of Proposals

Our bylaws establish advance notice procedures with respect to securityholder proposals and the nomination of candidates for election as directors.

Securityholder Action by Written Consent

Our bylaws provide that securityholders may act by written consent without a meeting.

Election and Removal of Directors

Our bylaws provide that each of our directors serves until the next annual meeting and until a successor is elected and qualified or until his prior death, resignation or removal.  Any vacancy in our board of directors, including any vacancy created by an increase in the number of directors, may be filled by a majority of the directors then in office after the vacancy has occurred.  Any director appointed to fill a vacancy will hold office until the next annual meeting and until his successor is elected and qualified.  Our bylaws provide that no director will be removed except for cause by the vote of (i) the holders of at least a majority of our outstanding shares of capital stock entitled to vote at an election of directors or (ii) a majority of the entire board of directors.

New York Anti-Takeover Statute

We are subject to Section 912 of New York Business Corporation Law, which prohibits persons deemed “interested shareholders” from engaging in a “business combination” with a New York corporation for five years following the date these persons become interested shareholders unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior to the determination of interested securityholder status did own, 20% or more of a corporation’s outstanding voting stock.  Generally, a “business combination” includes a merger, consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of New York law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that securityholders may otherwise deem to be in their best interests.

Limitation on Liability

Our certificate of incorporation provides for indemnification of directors, officers and other persons to the fullest extent allowed by law. It also provides that a director of the Company shall not be personally liable to the Company or its securityholders for damages for any breach of duty as a director, except if (i) a judgment or final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or (iii) the director’s acts violated Section 719 of the New York Business Corporation Law.

Our bylaws require indemnification of an officer or director of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company; provided, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification provided by our certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved securityholders, directors or otherwise.

Our bylaws also provide that we may advance expenses incurred by a director or officer in defending any actions in advance of their final dispositions and that we may purchase and maintain insurance covering its directors and officers and any other persons to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Latham & Watkins LLP, Los Angeles, California, will provide an opinion with respect to the validity of the securities.

EXPERTS

The consolidated financial statements of Motorcar Parts of America, Inc. appearing in Motorcar Parts of America, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2012 (including schedule appearing therein), and the effectiveness of Motorcar Parts of America, Inc.’s internal control over financial reporting as of March 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Motorcar Parts of America, Inc. did not maintain effective internal control over financial reporting as of March 31, 2012, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

BDO Canada LLP, independent registered public accounting firm, has audited the combined financial statements of Fenwick Automotive Products Limited, or Fenco, and its subsidiaries as of March 31, 2011 and for the year then ended included in our Current Report on Form 8-K dated September 13, 2011 and as of March 31, 2010 and for the year then ended included in our Current Report on Form 8-K/A dated July 22, 2011, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  The combined financial statements of Fenco and its subsidiaries as of March 31, 2011 and March 31, 2010 and for the years then ended, are incorporated by reference in reliance on BDO Canada LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities.  Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus and any accompanying prospectus supplement are only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement.  We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.motorcarparts.com through which you can access our filings with the SEC.  The information contained in, or accessible through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the SEC on September 28, 2012;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012, filed with the SEC on November 28, 2012 and December 18, 2012, respectively;

(c)
our Current Reports on Form 8-K filed with the SEC on April 4, 2012, April 23, 2012, April 27, 2012, May 7, 2012, May 24, 2012, May 31, 2012, July 6, 2012, August 20, 2012, August 28, 2012, November 21, 2012 and December 6, 2012; and

(d)
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 2, 1994, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.motorcarparts.com. The information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 972-4015
Attention: Michael M. Umansky, General Counsel

MOTORCAR PARTS OF AMERICA, INC.

1,936,000 SHARES

OF
COMMON STOCK

PROSPECTUS

, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Motorcar Parts of America, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$947.37
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Nasdaq supplemental listing fee	(1)
FINRA filing fee	(1)
Printing expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$947.37

(1)	Estimated expenses are not presently known.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides, in part, that to the extent required by New York Business Corporation Law, or NYBCL, no director shall have any personal liability to us or our securityholders for damage for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (a) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated Section 719 of the NYBCL or (b) for any act or omission prior to the adoption of Article Seventh of our certificate of incorporation.

Our bylaws provide that we shall indemnify any person, by reason of the fact that such person is or was a director or officer of our company or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at our request, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees incurred as a result of an action or proceeding, or any appeal therefrom, provided, however, that no indemnification shall be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

We may purchase and maintain insurance for our own indemnification and for that of our directors and officers and other proper persons as described in our bylaws. We maintain and pay premiums for directors’ and officers’ liability insurance policies.

We are incorporated under the laws of the State of New York.  Pursuant to NYBCL, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director or officer of that corporation. In some circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose that director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

See also the undertakings set out in response to Item 17.

Item 15.	Recent Sales of Unregistered Securities

On April 26, 2012, we sold 1,936,000 shares of our common stock to 25 accredited investors who are the selling securityholders identified in the prospectus that is part of this registration statement in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D.  The shares of common stock were sold at a price of $7.75 per share, for aggregate total gross proceeds of $15,004,000.  We did not engage in any general solicitation or advertising with regard to the issuance and sale of the common stock and did not offer securities to the public in connection with the issuance and sale.  We did not employ any underwriters in connection with the issuance and sale of the common stock.

On May 24, 2012, we issued warrants to purchase up to 100,000 shares of our common stock at an initial exercise price of $7.75 per share to Cerberus Business Finance, LLC, an accredited investor, in connection with the Second Amendment to Financing Agreement, dated as of May 24, 2012, by and among the Company, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as Administrative Agent.  The issuance of the warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.  We did not engage in any general solicitation or advertising with regard to the issuance and sale of the warrants and did not offer securities to the public in connection with the issuance and sale.  We did not employ any underwriters in connection with the issuance and sale of the warrants.

On August 22, 2012, we issued warrants to purchase up to 516,129 shares of our common stock at an initial exercise price of $7.75 per share to Wanxiang America Corporation, an accredited investor, in connection with the Revolving Credit/Strategic Cooperation Agreement, dated as of August 22, 2012, by and among the Company, Fenwick Automotive Products Limited, our wholly-owned subsidiary, and Wanxiang America Corporation.  The issuance of the warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.  We did not engage in any general solicitation or advertising with regard to the issuance and sale of the warrants and did not offer securities to the public in connection with the issuance and sale.  We did not employ any underwriters in connection with the issuance and sale of the warrants.

Item 16.	Exhibits.

Exhibit Number	Description

3.1
Certificate of Incorporation of Motorcar Parts of America, Inc. (the “Company”), incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

3.2	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

3.3
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the SEC on June 30, 1997 (File No. 000-23538).

3.4
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC on June 29, 1998 (File No. 000-23538).

3.5	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit C to the Company’s proxy statement on Schedule 14A filed with the SEC on November 25, 2003 (File No. 000-23538).

3.6	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2010.

4.1	Specimen of Stock Certificate for Common Stock, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.2	Form of Incentive Stock Option Agreement, incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.3	1994 Non-Employee Director Stock Option Plan, incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995.

4.4	1996 Stock Option Plan, incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-2 (No. 333-37977) declared effective on November 18, 1997.

4.5	2003 Long Term Incentive Plan, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 filed with the SEC on April 2, 2004.

4.6	2004 Non-Employee Director Stock Option Plan, incorporated herein by reference to Appendix A to the Proxy Statement on Schedule 14A for the 2004 Annual Shareholders Meeting.

4.7	2010 Incentive Award Plan, incorporated herein by reference to Appendix A to the Proxy Statement on Schedule 14A filed on December 15, 2010.

5.1**	Opinion of Latham & Watkins LLP.

10.1
Amendment to Lease, dated October 3, 1996, by and between the Company and Golkar Enterprises, Ltd. relating to additional property in Torrance, California, incorporated herein by reference to Exhibit 10.17 to the December 31, 1996 Form 10-Q.

10.2
Lease Agreement, dated September 19, 1995, by and between Golkar Enterprises, Ltd. and the Company relating to the Company’s facility located in Torrance, California, incorporated herein by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

10.3
Form of Indemnification Agreement for officers and directors, incorporated herein by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-2 (No. 333-37977) declared effective on November 18, 1997.

10.4
Second Amendment to Lease dated March 15, 2002 between Golkar Enterprises, Ltd. and the Company relating to property in Torrance, California, incorporated herein by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

10.5*
Addendum to Vendor Agreement, dated May 8, 2004, between AutoZone Parts, Inc. and the Company, incorporated herein by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.6
Form of Orbian Discount Agreement between the Company and Orbian Corp., incorporated herein by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.7
Form of Standard Industrial/Commercial Multi-Tenant Lease, dated May 25, 2004, between the Company and Golkar Enterprises, Ltd for property located at 530 Maple Avenue, Torrance, California, incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.8
Build to Suit Lease Agreement, dated October 28, 2004, among Motorcar Parts de Mexico, S.A. de CV, the Company and Beatrix Flourie Geoffroy, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 2, 2004.

10.9
Amendment No. 3 to Pay-On-Scan Addendum, dated August 22, 2006, between AutoZone Parts, Inc. and the Company, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on August 30, 2006.

10.10*
Amendment No. 1 to Vendor Agreement dated August 22, 2006 between AutoZone Parts, Inc. and Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 99.2 to Current Report on Form 8-K filed on August 30, 2006.

10.11
Lease Agreement Amendment dated October 12, 2006 between the Company and Beatrix Flourie Geoffroy, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on October 20, 2006.

10.12
Third Amendment to Lease Agreement as of November 20, 2006 between Motorcar Parts of America, Inc. and Golkar Enterprises, Ltd., incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 27, 2006.

10.13
Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of May 18, 2007, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 18, 2007.

10.14
Amended and Restated Employment Agreement, dated as of December 31, 2008, by and between the Company and Selwyn Joffe, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 7, 2009.

10.15*	Vendor Agreement dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 5, 2009.

10.16*
Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 5, 2009.

10.17*
Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed on December 23, 2009.

10.18*
Core Amendment to Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed on December 23, 2009.

10.19*
Master Vendor Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 13, 2010.

10.20*
Letter Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on January 13, 2010.

10.21*
Vendor Agreement Addendum, dated as of April 1, 2009 between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on January 13, 2010.

10.22
Debenture, dated August 24, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 30, 2010.

10.23
Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 30, 2010.

10.24
Amended and Restated Debenture, dated December 15, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 21, 2010.

10.25
Amended and Restated Addendum to Unanimous Shareholders Agreement, dated December 15, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL, Fenwick Automotive Products Limited, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 21, 2010.

10.26*
Consignment Agreement, dated as of March 1, 2011, among Motorcar Parts of America, Inc., Rafko Logistics Inc., Fenwick Automotive Products Limited and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 7, 2011.

10.27
Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 12, 2011.

10.28	Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 12, 2011.

10.29
Escrow Agreement, dated May 6, 2011, by and among Motorcar parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Strikeman Elliott LLP, incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on May 12, 2011.

10.30
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufactures and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on May 12, 2011.

10.31
Core Amendment No. 3 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 16, 2011.

10.32
Core Amendment No. 4 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 16, 2011.

10.33
Addendum No. 2 to Amendment No. 1 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 16, 2011.

10.34
Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 12, 2011.

10.35
Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 12, 2011.

10.36
Escrow Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Stikeman Elliott LLP., incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 12, 2011.

10.37
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on May 12, 2011.

10.38
Fifth Amendment, dated as of November 17, 2011, to that certain Standard Industrial Commercial Single Tenant Lease-Gross, dated as of September 19, 1995, between Golkar Enterprises, Ltd. and Motorcar Parts of America, Inc., as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 25, 2011.

10.39*
Financing Agreement, dated as of January 18, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on April 4, 2012.

10.40
Subscription Agreement, dated April 20, 2012, by and among the Company and the purchasers named therein, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 23, 2012.

10.41
Registration Rights Agreement, dated April 20, 2012, by and among the Company and the purchasers named therein, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 23, 2012.

10.42
Right of First Refusal Agreement, dated May 3, 2012, between the Company and Mel Marks and Melmarks Enterprises LLP, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 7, 2012.

10.43	Employment Agreement, dated as of May 18, 2012, between the Company and Selwyn Joffe, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 24, 2012.

10.44
Second Amendment to the Financing Agreement, dated as of May 24, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 31, 2012.

10.45
Warrant to Purchase Common Stock, dated May 24, 2012, issued by Motorcar Parts of America, Inc. to Cerberus Business Finance, LLC in connection with the Second Amendment to the Financing Agreement, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 31, 2012.

10.46
Revolving Credit/Strategic Cooperation Agreement, dated as of August 22, 2012, by and among the Company (solely for purposes of provisions specified thereto), Fenwick Automotive Products Limited and Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 28, 2012.

10.47
Guaranty, dated as of August 22, 2012, by the Company for the benefit of Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 28, 2012.

10.48
Warrant to Purchase Common Stock, dated as of August 22, 2012, issued by the Company to Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on August 28, 2012.

10.49
Third Amendment and Waiver to the Financing Agreement, dated as of August 22, 2012, among the Company, each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association as administrative agent, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on August 28, 2012.

10.50
Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 22, 2012, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender, incorporated herein by reference to Exhibit 10.5 to Current Report on Form 8-K filed on August 28, 2012.

21.1	List of Subsidiaries, incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney.

*	Portions of this exhibit have been granted confidential treatment by the SEC.
**	Previously filed.

Item 17.	Undertakings.

(A)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 26th day of December, 2012.

MOTORCAR PARTS OF AMERICA, INC

By:	/s/Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*		December 26, 2012
Selwyn Joffe	Chief Executive Officer and Director (Principal Executive Officer)

*		December 26, 2012
David Lee	Chief Financial Officer (Principal Financial Officer)

*		December 26, 2012
Kevin Daly	Chief Accounting Officer (Principal Accounting Officer)

*		December 26, 2012
Mel Marks	Director

*		December 26, 2012
Scott Adelson	Director

*		December 26, 2012
Rudolph Borneo	Director

*		December 26, 2012
Philip Gay	Director

*		December 26, 2012
Duane Miller	Director

*		December 26, 2012
Jeffrey Mirvis	Director

*By:	/s/ Michael Umansky
Michael Umansky
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1
Certificate of Incorporation of Motorcar Parts of America, Inc. (the “Company”), incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

3.2	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

3.3
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the SEC on June 30, 1997 (File No. 000-23538).

3.4
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC on June 29, 1998 (File No. 000-23538).

3.5	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit C to the Company’s proxy statement on Schedule 14A filed with the SEC on November 25, 2003 (File No. 000-23538).

3.6	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2010.

4.1	Specimen of Stock Certificate for Common Stock, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.2	Form of Incentive Stock Option Agreement, incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.3	1994 Non-Employee Director Stock Option Plan, incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995.

4.4	1996 Stock Option Plan, incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-2 (No. 333-37977) declared effective on November 18, 1997.

4.5	2003 Long Term Incentive Plan, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 filed with the SEC on April 2, 2004.

4.6	2004 Non-Employee Director Stock Option Plan, incorporated herein by reference to Appendix A to the Proxy Statement on Schedule 14A for the 2004 Annual Shareholders Meeting.

4.7	2010 Incentive Award Plan, incorporated herein by reference to Appendix A to the Proxy Statement on Schedule 14A filed on December 15, 2010.

5.1**	Opinion of Latham & Watkins LLP.

10.1
Amendment to Lease, dated October 3, 1996, by and between the Company and Golkar Enterprises, Ltd. relating to additional property in Torrance, California, incorporated herein by reference to Exhibit 10.17 to the December 31, 1996 Form 10-Q.

10.2
Lease Agreement, dated September 19, 1995, by and between Golkar Enterprises, Ltd. and the Company relating to the Company’s facility located in Torrance, California, incorporated herein by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

10.3
Form of Indemnification Agreement for officers and directors, incorporated herein by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-2 (No. 333-37977) declared effective on November 18, 1997.

10.4
Second Amendment to Lease dated March 15, 2002 between Golkar Enterprises, Ltd. and the Company relating to property in Torrance, California, incorporated herein by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

10.5*
Addendum to Vendor Agreement, dated May 8, 2004, between AutoZone Parts, Inc. and the Company, incorporated herein by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.6
Form of Orbian Discount Agreement between the Company and Orbian Corp., incorporated herein by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.7
Form of Standard Industrial/Commercial Multi-Tenant Lease, dated May 25, 2004, between the Company and Golkar Enterprises, Ltd for property located at 530 Maple Avenue, Torrance, California, incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

10.8
Build to Suit Lease Agreement, dated October 28, 2004, among Motorcar Parts de Mexico, S.A. de CV, the Company and Beatrix Flourie Geoffroy, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 2, 2004.

10.9
Amendment No. 3 to Pay-On-Scan Addendum, dated August 22, 2006, between AutoZone Parts, Inc. and the Company, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on August 30, 2006.

10.10*
Amendment No. 1 to Vendor Agreement dated August 22, 2006 between AutoZone Parts, Inc. and Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 99.2 to Current Report on Form 8-K filed on August 30, 2006.

10.11
Lease Agreement Amendment dated October 12, 2006 between the Company and Beatrix Flourie Geoffroy, incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on October 20, 2006.

10.12
Third Amendment to Lease Agreement as of November 20, 2006 between Motorcar Parts of America, Inc. and Golkar Enterprises, Ltd., incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 27, 2006.

10.13
Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of May 18, 2007, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 18, 2007.

10.14
Amended and Restated Employment Agreement, dated as of December 31, 2008, by and between the Company and Selwyn Joffe, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 7, 2009.

10.15*	Vendor Agreement dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 5, 2009.

10.16*
Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 5, 2009.

10.17*
Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed on December 23, 2009.

10.18*
Core Amendment to Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed on December 23, 2009.

10.19*
Master Vendor Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 13, 2010.

10.20*
Letter Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on January 13, 2010.

10.21*
Vendor Agreement Addendum, dated as of April 1, 2009 between the Company and O’Reilly Automotive, Inc., incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on January 13, 2010.

10.22
Debenture, dated August 24, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 30, 2010.

10.23
Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 30, 2010.

10.24
Amended and Restated Debenture, dated December 15, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 21, 2010.

10.25
Amended and Restated Addendum to Unanimous Shareholders Agreement, dated December 15, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL, Fenwick Automotive Products Limited, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 21, 2010.

10.26*
Consignment Agreement, dated as of March 1, 2011, among Motorcar Parts of America, Inc., Rafko Logistics Inc., Fenwick Automotive Products Limited and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 7, 2011.

10.27
Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 12, 2011.

10.28	Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 12, 2011.

10.29
Escrow Agreement, dated May 6, 2011, by and among Motorcar parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Strikeman Elliott LLP, incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on May 12, 2011.

10.30
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufactures and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on May 12, 2011.

10.31
Core Amendment No. 3 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 16, 2011.

10.32
Core Amendment No. 4 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 16, 2011.

10.33
Addendum No. 2 to Amendment No. 1 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc., incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 16, 2011.

10.34
Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 12, 2011.

10.35
Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc., incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 12, 2011.

10.36
Escrow Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Stikeman Elliott LLP., incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 12, 2011.

10.37
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto, incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on May 12, 2011.

10.38
Fifth Amendment, dated as of November 17, 2011, to that certain Standard Industrial Commercial Single Tenant Lease-Gross, dated as of September 19, 1995, between Golkar Enterprises, Ltd. and Motorcar Parts of America, Inc., as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 25, 2011.

10.39*
Financing Agreement, dated as of January 18, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on April 4, 2012.

10.40
Subscription Agreement, dated April 20, 2012, by and among the Company and the purchasers named therein, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 23, 2012.

10.41
Registration Rights Agreement, dated April 20, 2012, by and among the Company and the purchasers named therein, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 23, 2012.

10.42
Right of First Refusal Agreement, dated May 3, 2012, between the Company and Mel Marks and Melmarks Enterprises LLP, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 7, 2012.

10.43	Employment Agreement, dated as of May 18, 2012, between the Company and Selwyn Joffe, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 24, 2012.

10.44
Second Amendment to the Financing Agreement, dated as of May 24, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 31, 2012.

10.45
Warrant to Purchase Common Stock, dated May 24, 2012, issued by Motorcar Parts of America, Inc. to Cerberus Business Finance, LLC in connection with the Second Amendment to the Financing Agreement, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 31, 2012.

10.46
Revolving Credit/Strategic Cooperation Agreement, dated as of August 22, 2012, by and among the Company (solely for purposes of provisions specified thereto), Fenwick Automotive Products Limited and Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 28, 2012.

10.47
Guaranty, dated as of August 22, 2012, by the Company for the benefit of Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 28, 2012.

10.48
Warrant to Purchase Common Stock, dated as of August 22, 2012, issued by the Company to Wanxiang America Corporation, incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on August 28, 2012.

10.49
Third Amendment and Waiver to the Financing Agreement, dated as of August 22, 2012, among the Company, each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association as administrative agent, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on August 28, 2012.

10.50
Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 22, 2012, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender, incorporated herein by reference to Exhibit 10.5 to Current Report on Form 8-K filed on August 28, 2012.

21.1	List of Subsidiaries, incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney.

*	Portions of this exhibit have been granted confidential treatment by the SEC.
**	Previously filed.